UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2005 (December 21, 2005)

THE HERTZ CORPORATION

(Exact name of registrant specified in its charter)

Delaware	001-07541	13-1938568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Brae Boulevard Park Ridge, New Jersey		07656-0713
(Address of principal executive offices)		(Zip Code)

(201) 307-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On December 21, 2005 (the “Closing Date”), all of the outstanding common stock of The Hertz Corporation (“Hertz” and, together with its consolidated subsidiaries, the “Company”) was acquired (the “Acquisition”) by an indirect wholly-owned subsidiary of CCMG Holdings, Inc. (“Holdings”), pursuant to the Stock Purchase Agreement, dated as of September 12, 2005 (the “Stock Purchase Agreement”), among Ford Motor Company (“ Ford”), Ford Holdings LLC (“Ford Holdings”) and Holdings.  Holdings was formed by investment funds associated with Clayton, Dubilier & Rice, Inc. (“CD&R”), The Carlyle Group and Merrill Lynch Global Private Equity (together, the “Sponsors”).

Equity contributions totaling $2,295 million from funds associated with or designated by the Sponsors, together with (i) net proceeds from the private placement by CCMG Acquisition Corporation (“CCMG Acquisition Corp.”), a wholly-owned subsidiary of Holdings, of $1,800 million aggregate principal amount of 8.875 % Senior Notes due 2014 (the “Senior Dollar Notes”), $600 million aggregate principal amount of 10.5% Senior Subordinated Notes due 2016 (the “Senior Subordinated Notes”) and €225 million aggregate principal amount of 7.875 % Senior Notes due 2014 (the “Senior Euro Notes” and, together with the Senior Dollar Notes, the “Senior Notes”), (ii) borrowings by Hertz under a new senior term facility with maximum availability of $2,000 million (the “Senior Term Facility”), (iii) borrowings by Hertz and one of its Canadian subsidiaries under a new $1,600 million senior asset-based revolving loan facility (the “Senior ABL Facility”), (iv) offerings by a special purpose entity wholly-owned by Hertz of asset-backed securities, backed by Hertz’s U.S. car rental fleet (the “U.S. Fleet Debt”), (v) borrowings by certain direct or indirect subsidiaries of Hertz under asset-backed revolving loan facilities, subject to borrowing bases comprised of rental vehicles and related assets of certain of Hertz’s subsidiaries (substantially all of which are organized outside the United States) or one or more special purpose entities, as the case may be, and rental equipment and related assets of certain of Hertz’s subsidiaries organized outside North America or one or more special purpose entities, as the case may be (the “International Fleet Debt”), and (vi) cash on hand at Hertz, were used, among other things, to finance the cash consideration for the Acquisition, refinance certain of Hertz’s existing indebtedness and to pay related transaction fees and expenses.

In connection with the Acquisition, CCMG Acquisition Corp. was merged (the “Merger”) with and into Hertz and Hertz was the surviving corporation under the Merger.  In connection with the Acquisition and the related transactions (the “Transactions”), Hertz refinanced a significant portion of its existing indebtedness, including (i) the repurchase of approximately $3,700 million aggregate principal amount of existing senior notes having maturities ranging from May 2006 to January 2028, (ii) the repurchase of approximately $230 million aggregate principal amount of existing Euro medium term notes with a maturity of July 2007, (iii) repayment of a $1,185 million intercompany note issued by Hertz to Ford Holdings on June 10, 2005 with a maturity in June 2010, (iv) repayment of approximately $1,620 million under an interim credit facility that would have matured on February 28, 2006, (v) the repayment of approximately $1,520 million in outstanding commercial paper programs with a majority maturing by January 31, 2006, (vi) the repayment of notes payable and other bank debt of approximately $800 million and (vii) settlement of all accrued interest and unamortized debt discounts relating to the above existing indebtedness.

Item 1.01  Entry into a Material Definitive Agreement.

1.                                      Senior Term Facility

Overview

In connection with the Acquisition, Hertz entered into a credit agreement, dated the Closing Date, with respect to the Senior Term Facility, with Deutsche Bank AG, New York Branch as administrative agent, Lehman Commercial Paper Inc. as syndication agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated as documentation agent, and the other financial institutions party thereto from time to time.  The Senior Term Facility consists of a $2,000 million term loan facility providing for loans denominated in U.S. Dollars, including a delayed draw facility of $293 million that may be drawn until August 2007 to refinance certain existing debt. In addition, there is a pre-funded synthetic letter of credit facility in an aggregate principal amount of $250 million.  The full amount of the Senior Term Facility was available at closing.  At closing, Hertz utilized $1,707 million of the Senior Term Facility to finance a portion of the Transactions.  The following is a brief description of the credit agreement governing the Senior Term Facility and the terms of borrowings and letters of credit thereunder.

Maturity; Prepayments

The term loan facility and synthetic letter of credit facility will mature on December 21, 2012. The term loan will amortize in nominal quarterly installments (not exceeding one percent of the aggregate principal amount thereof per annum) until the maturity date.

Subject to certain exceptions, the Senior Term Facility is expected to be subject to mandatory prepayment and reduction in an amount equal to:

•                  the net cash proceeds of (1) certain asset sales by the Company, (2) certain debt offerings by the Company, (3) certain insurance recovery and condemnation events and (4) certain sale and leaseback transactions; and

•                  50% of annual excess cash flow (as defined in the credit agreement) for any fiscal year unless certain leverage ratio targets are met.

Guarantees; Security

The obligations of the borrower under the Senior Term Facility will be guaranteed by Hertz’s parent and each of Hertz’s direct and indirect domestic subsidiaries (other than subsidiaries whose only material assets consist of securities and debt of foreign subsidiaries and related assets, subsidiaries involved in Hertz’s asset-backed securities program (the “ABS Program”), or other similar special purpose financings, subsidiaries with minority ownership positions, certain subsidiaries of foreign subsidiaries and certain immaterial subsidiaries). In addition, the Senior Term Facility and the guarantees thereunder are secured by security interests in substantially all of the tangible and intangible assets of Hertz and the guarantors, including pledges of all the capital stock of all direct domestic subsidiaries owned by Hertz and the guarantors and of up to 65% of the capital stock of each direct foreign subsidiary owned by Hertz or any guarantor. The security and pledges are subject to certain exceptions, including in respect of the U.S. Fleet Debt and the International Fleet Debt.

Interest

At the borrower’s election, the interest rates per annum applicable to the loans under the Senior Term Facility will be based on a fluctuating rate of interest measured by reference to either (1) an adjusted London inter-bank offered rate, or “LIBOR,” plus a borrowing margin or (2) an alternate base rate plus a borrowing margin.

Fees

The borrower will pay (1) fees on the unused term loan commitments of the lenders, (2) letter of credit participation fees on the full amount of the synthetic letter of credit facility plus fronting fees for the letter of credit issuing bank and (3) other customary fees in respect of the Senior Term Facility.

Covenants

The Senior Term Facility contains a number of covenants that, among other things, will limit or restrict the ability of the borrowers and the guarantors to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay other indebtedness, make dividends and other restricted payments, create liens, make investments, make acquisitions, engage in mergers, change the nature of their business, make capital expenditures, or engage in certain transactions with affiliates. In addition, under the Senior Term Facility, the borrower will be required to comply with specified financial ratios and tests, including a minimum interest expense coverage ratio and a maximum leverage ratio.

Events of Default

The Senior Term Facility contains customary events of default including non-payment of principal, interest or fees, violation of covenants, material inaccuracy of representations or warranties, cross default and cross acceleration to certain other material indebtedness, certain bankruptcy events, certain ERISA events, material invalidity of guarantees or security interest, material judgments and change of control.

2.                                      Senior ABL Facility

Overview

In connection with the Acquisition, Hertz, Hertz Equipment Rental Corporation and certain subsidiaries of Hertz entered into a credit agreement, dated the Closing Date, with respect to the Senior ABL Facility with Deutsche Bank AG, New York Branch as administrative agent, Lehman Commercial Paper Inc. as syndication agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated as documentation agent and the financial institutions party thereto from time to time.

The Senior ABL Facility provides (subject to availability under a borrowing base) for aggregate maximum borrowings of $1,600 million under a revolving loan facility providing for loans denominated in U.S. Dollars, Canadian Dollars, Euros and Pounds Sterling.  Up to $200 million of the revolving loan facility will be available for the issuance of letters of credit. On the Closing Date, Hertz borrowed $206 million under this facility and Matthews Equipment Limited, one of Hertz’s Canadian subsidiaries, borrowed CAN$225 million under this facility, in each case to finance a portion of the Transactions. Hertz and Hertz Equipment Rental Corporation are the U.S. borrowers under the Senior ABL Facility and Matthews Equipment Limited and Western Shut-Down (1995) Ltd. are the Canadian borrowers under the Senior ABL Facility.  The following is a brief description of the credit agreement governing the Senior ABL Facility and the terms of borrowings thereunder.

Maturity; Amortization and Prepayments

The Senior ABL Facility will mature on December 21, 2010.  Subject to certain exceptions, the Senior ABL Facility is subject to mandatory prepayment in amounts equal to (i) the amount by which certain outstanding extensions of credit exceed the lesser of the borrowing base and the commitments then in effect and (ii) the net proceeds of (a) certain asset sales by Hertz and certain of its subsidiaries; (b) certain debt offerings by Hertz and certain of its subsidiaries, (c) certain insurance recovery and condemnation events, and (d) certain sale and leaseback transactions, subject in each case to availability thresholds under the revolving loan facility to be determined.

Guarantees; Security

The obligations of each of the borrowers under the Senior ABL Facility are guaranteed by Hertz’s parent and each of Hertz’s direct and indirect domestic subsidiaries (other than Hertz Equipment Rental Corporation, which will borrow on a joint and several basis with Hertz, subsidiaries whose only material assets consist of securities and debt of foreign subsidiaries and related assets, subsidiaries involved in the ABS Program or other similar special purpose financings, subsidiaries with minority ownership positions, certain subsidiaries of foreign subsidiaries and certain immaterial subsidiaries). In addition, the obligations of the Canadian borrowers will be guaranteed, subject to limited exceptions, by each subsidiary of such Canadian borrowers. The obligations of the U.S. borrowers under the Senior ABL Facility and the guarantees thereof are secured by security interests in substantially all of the tangible and intangible assets of each domestic borrower and each domestic guarantor, including pledges of all the capital stock of all direct domestic subsidiaries owned by Hertz and each domestic borrower and guarantor and of up to 65% of the capital stock of each direct foreign subsidiary owned by each domestic borrower and guarantor. The obligations of the Canadian borrowers under the Senior ABL Facility and the guarantees, if any, made by their subsidiaries and by the domestic borrowers and guarantors will also be secured by substantially all the tangible and intangible assets of such borrowers and guarantors.  The liens securing the Senior ABL Facility are subject to certain exceptions, including in respect of the U.S. Fleet Debt and the International Fleet Debt and other secured financing involving the Company’s car rental fleet and related assets.

Interest

At the borrower’s election, the interest rates per annum applicable to the loans under the Senior ABL Facility will be based on a fluctuating rate of interest measured by reference to either (1) adjusted LIBOR plus a borrowing margin or (2) an alternate base rate plus a borrowing margin.

Fees

The borrower will pay (1) fees on the unused commitments of the lenders under the revolving loan facility, (2) a letter of credit fee on the outstanding stated amount of letters of credit plus facing fees for the letter of credit issuing banks and (3) other customary fees in respect of the Senior ABL Facility.

Covenants

The Senior ABL Facility contains a number of covenants that, among other things, will limit or restrict the ability of the borrowers and the guarantors to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay other indebtedness, make dividends and other restricted payments, create liens, make investments, make acquisitions, engage in mergers, change the nature of their business, make capital expenditures, or engage in certain transactions with affiliates. In addition, under the Senior ABL Facility, upon excess availability falling below certain levels, the borrower will be required to comply with specified financial ratios and tests, including a minimum fixed charge coverage ratio and a maximum leverage ratio.

Events of Default

The Senior ABL Facility contains customary events of default including non-payment of principal, interest or fees, violation of covenants, material inaccuracy of representations or warranties, cross default and cross acceleration to certain other material indebtedness, certain bankruptcy events, certain ERISA events, material invalidity of guarantees or security interests, material judgments and change of control.

3.                                      Senior Indenture and Senior Notes due 2014

General

In connection with the Acquisition, CCMG Acquisition Corp. issued the Senior Notes under a senior indenture between CCMG Acquisition Corp. and Wells Fargo Bank, National Association, as trustee.  Hertz and the guarantors entered into supplemental indentures, dated the Closing Date, pursuant to which Hertz assumed the obligations of CCMG Acquisition Corp. under the Senior Notes and the senior indenture and the guarantors issued the related guarantees.  At closing, CCMG Acquisition Corp. and Hertz utilized the proceeds of the offering of Senior Notes to finance a portion of the Transactions.  The following is a brief description of the senior indenture and the terms of the Senior Notes issued thereunder.

Interest; Maturity

The Senior Notes will mature on January 1, 2014. The Senior Dollar Notes bear interest at a rate per annum of 8.875% and the Senior Euro Notes bear interest at a rate per annum of 7.875%, in each case from the Closing Date, or from the most recent date to which interest has been paid or provided for. Interest is payable semiannually on January 1 and July 1 of each year, commencing July 1, 2006.

Ranking; Guarantees

The Senior Notes are Hertz’s general unsecured obligations and rank:

•                  equal in right of payment to all of Hertz’s existing and future unsecured indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the Senior Notes;

•                  senior in right of payment to any of Hertz’s future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the Senior Notes; and

•                  effectively subordinated to all of Hertz’s secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations and to all indebtedness and other liabilities of Hertz’s subsidiaries (other than subsidiaries that become subsidiary guarantors).

The Senior Notes are guaranteed, on a senior basis, by each domestic subsidiary of Hertz that guarantees specified indebtedness under the Senior Term Facility and the Senior ABL Facility. These guarantees are subject to termination under specified circumstances. The senior note guarantee of each guarantor is an unsecured senior obligation of that guarantor and ranks:

•                  equal in right of payment to all existing and future unsecured indebtedness and other obligations of that guarantor that are not, by their terms, expressly subordinated in right of payment to the senior note guarantee;

•                  senior in right of payment to any future indebtedness and other obligations of that guarantor that are, by their terms, expressly subordinated in right of payment to the senior note guarantee; and

•                  effectively subordinated to all secured indebtedness and other secured obligations of that guarantor to the extent of the value of the assets securing such indebtedness and other obligations.

Optional Redemption

The Senior Notes are redeemable, at Hertz’s option, in whole or in part, at any time and from time to time on and after January 1, 2010 and prior to maturity at the applicable redemption price set forth below. The Senior Notes are so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant redemption date, if redeemed during the 12-month period commencing on January 1 of the years set forth below:

Senior Dollar Notes

Redemption Period	Price
2010	104.438%
2011	102.219%
2012 and thereafter	100.000%

Senior Euro Notes

Redemption Period	Price
2010	103.938%
2011	101.969%
2012 and thereafter	100.000%

In addition, the senior indenture provides that at any time and from time to time on or prior to January 1, 2009, Hertz at its option may redeem Senior Notes in an aggregate principal amount equal to (x) up to 35% of the original aggregate principal amount of the Senior Dollar Notes and (y) up to 35% of the original aggregate principal amount of Senior Euro Notes, with funds in an equal aggregate amount not exceeding the aggregate proceeds of one or more equity offerings, as defined in the senior indenture, at a redemption price (expressed as a percentage of principal amount thereof) of 108.875%

for Senior Dollar Notes and 107.875% for Senior Euro Notes, in each case plus accrued and unpaid interest, if any, to the redemption date; provided, however, that

•                  if Senior Dollar Notes are redeemed, an aggregate principal amount of Senior Dollar Notes equal to at least 65% of the original aggregate principal amount of Senior Dollar Notes must remain outstanding after each such redemption of Senior Dollar Notes, and

•                  if Senior Euro Notes are redeemed, an aggregate principal amount of Senior Euro Notes equal to at least 65% of the original aggregate principal amount of Senior Euro Notes must remain outstanding after each such redemption of Senior Euro Notes.

At any time prior to January 1, 2010, the Senior Notes may also be redeemed or purchased (by Hertz or any other person) in whole or in part, at Hertz’s option, at a redemption price equal to 100% of the principal amount thereof plus an applicable premium, as described in the senior indenture, as of, and accrued but unpaid interest, if any, to the date of redemption or purchase.

Change of Control

Upon the occurrence of a change of control, which is defined in the senior indenture, Hertz must offer to repurchase all of the Senior Notes (unless otherwise redeemed) at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the repurchase date.

Covenants

The senior indenture contains covenants that, among other things, will limit the ability of Hertz and its restricted subsidiaries, described in the senior indenture, to: incur more debt; pay dividends, redeem stock or make other distributions; make investments; create liens; transfer or sell assets; merge or consolidate; and enter into certain transactions with Hertz’s affiliates. These covenants are subject to important exceptions and qualifications, which are described in the senior indenture.

Events of Default

The senior indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and other monetary obligations on all the then outstanding Senior Notes issued under the senior indenture to be due and payable immediately.

4.                                      Senior Subordinated Indenture and Senior Subordinated Notes due 2016

General

In connection with the Acquisition, CCMG Acquisition Corp. issued the Senior Subordinated Notes under a senior subordinated indenture between CCMG Acquisition Corp. and Wells Fargo Bank, National Association, as trustee.  Hertz and the guarantors entered into supplemental indentures, dated the Closing Date, pursuant to which Hertz assumed the obligations of CCMG Acquisition Corp. under the Senior Subordinated Notes and the senior subordinated indenture and the guarantors issued the related guarantees.  At closing, CCMG Acquisition Corp. and Hertz utilized the proceeds of the offering of Senior Subordinated Notes to finance a portion of the Transactions.  The following is a brief description of the senior subordinated indenture and the terms of the Senior Subordinated Notes issued thereunder.

Maturity; Interest

The Senior Subordinated Notes will mature on January 1, 2016 and bear interest at a rate per annum of 10.5% from the Closing Date, or from the most recent date to which interest has been paid or provided for. Interest is payable semiannually on January 1 and July 1 of each year, commencing July 1, 2006.

Ranking; Guarantees

The Senior Subordinated Notes are Hertz’s unsecured senior subordinated obligations and rank:

•                  equal in right of payment to all of Hertz’s existing and future unsecured senior subordinated indebtedness and other obligations;

•                  senior in right of payment to any of Hertz’s future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the Senior Subordinated Notes; and

•                  subordinated in right of payment to all of Hertz’s existing and future senior indebtedness and other senior obligations (including Hertz’s obligations under the Senior Notes, the Senior Term Facility and the Senior ABL Facility) and effectively subordinated to all of Hertz’s secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations and to all indebtedness and other liabilities of Hertz’s subsidiaries (other than subsidiaries that become subsidiary guarantors).

The Senior Subordinated Notes are guaranteed, on a senior subordinated basis, by each domestic subsidiary of Hertz that guarantees specified indebtedness under the Senior Term Facility and the Senior ABL Facility. These guarantees are subject to termination under specified circumstances. The senior subordinated note guarantee of each guarantor is an unsecured senior subordinated obligation of that guarantor and ranks:

•                  equal in right of payment to all existing and future unsecured senior subordinated indebtedness and other obligations of that guarantor;

•                  equal in right of payment to all existing and future unsecured senior subordinated indebtedness and other obligations of that guarantor;

•                  senior in right of payment to any future indebtedness and other obligations of that guarantor that are, by their terms, expressly subordinated in right of payment to the senior subordinated note guarantee; and

•                  subordinated in right of payment to all existing and future senior indebtedness and other senior obligations of that guarantor (including its guarantees of the Senior Notes, the Senior Term Facility and the Senior ABL Facility), and effectively subordinated to all secured indebtedness and other secured obligations of that guarantor to the extent of the value of the assets securing such indebtedness and other obligations.

Optional Redemption

The Senior Subordinated Notes are redeemable, at Hertz’s option, in whole or in part, at any time and from time to time on and after January 1, 2011 and prior to maturity at the applicable redemption price set forth below. The Senior Subordinated Notes are so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant redemption date, if redeemed during the 12-month period commencing on January 1 of the years set forth below:

Redemption Period	Price
2011	105.250%
2012	103.500%
2013	101.750%
2014 and thereafter	100.000%

In addition, the senior subordinated indenture provides that, at any time and from time to time on or prior to January 1, 2009, Hertz at its option may redeem Senior Subordinated Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Senior Subordinated Notes with funds in an equal aggregate amount, or the redemption amount, not exceeding the aggregate proceeds of one or more equity offerings, as defined in the senior subordinated indenture, at a redemption price (expressed as a percentage of principal amount thereof) of 110.5%, plus accrued and unpaid interest, if any, to the redemption date; provided, however, that an aggregate principal amount of Senior Subordinated Notes equal to at least 65% of the original aggregate principal amount of Senior Subordinated Notes must remain outstanding after each such redemption.

At any time prior to January 1, 2011, the Senior Subordinated Notes may also be redeemed or purchased (by Hertz or any other person) in whole or in part, at Hertz’s option, at a redemption price equal to 100% of the principal amount thereof plus an applicable premium, as described in the senior subordinated indenture, as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase.

Change of Control

Upon the occurrence of a change of control, which is defined in the senior subordinated indenture, Hertz must offer to repurchase all of the Senior Notes (unless otherwise redeemed) at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the repurchase date.

Covenants

The senior subordinated indenture contains covenants that, among other things, will limit the ability of Hertz and its restricted subsidiaries, described in the senior subordinated indenture, to: incur more debt; pay dividends, redeem stock or make other distributions; make investments; create liens (which would be limited in applicability to liens securing pari passu or subordinated indebtedness); transfer or sell assets; merge or consolidate; and enter into certain transactions with Hertz’s affiliates. These covenants are subject to important exceptions and qualifications, which are described in the senior subordinated indenture.

Events of Default

The senior subordinated indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and other monetary obligations on all the then outstanding Senior Subordinated Notes issued under the senior subordinated indenture to be due and payable immediately.

5.                                      Senior Notes and Senior Subordinated Notes Exchange and Registration Rights Agreements

On the Closing Date, CCMG Acquisition Corp. entered into two exchange and registration rights agreements with respect to the Senior Notes and the Senior Subordinated Notes.  Hertz and the guarantors entered into joinder agreements, dated the Closing Date, pursuant to which they assumed the obligations of CCMG Acquisition Corp. under the exchange and registration rights agreements.

Hertz and the guarantors have agreed pursuant to the exchange and registration rights agreements to use commercially reasonable efforts to:

•                  file with the SEC one or more exchange offer registration statements, relating to an exchange offer  pursuant to which new notes substantially identical to the Notes of the applicable series (except that such new notes will not contain terms with respect to payment of additional interest or transfer restrictions) would be offered in exchange for the then outstanding Notes tendered by holders thereof;

•                  cause the exchange offer registration statement to become effective within 360 days after the issue date of the Notes; and

•                  commence the exchange offer promptly after the exchange offer registration statement becomes effective.

In addition, such parties agree, in certain circumstances, to use their commercially reasonable efforts to file a shelf registration statement that would allow some or all of the Notes to be offered to the public.  If Hertz and the guarantors do not comply with the foregoing obligations, they will be required to pay additional interest as liquidated damages to holders of the Notes.

6.                                      U.S. Fleet Debt

General

In connection with the Acquisition, Hertz Vehicle Financing LLC (“HVF”), a bankruptcy-remote special purpose entity wholly-owned by Hertz, entered into an amended and restated base indenture, dated as of the Closing Date, with BNY Midwest Trust Company as trustee (the “ABS Indenture”), and a number of related supplements to the ABS Indenture, each dated as of the Closing Date, with BNY Midwest Trust Company as trustee and securities intermediary (collectively, the “ABS Supplement”).  On the Closing Date, HVF, as issuer, issued approximately $4,300 million of new medium term asset-backed notes (the “U.S. Fleet Debt”) consisting of 11 classes of notes in two series under the ABS Supplement, the net proceeds of which were used to finance the purchase of vehicles from related entities and the repayment or cancellation of existing debt.  HVF also issued approximately $1,500 million of variable funding notes in two series, none of which were funded on the Closing Date.

Each class of notes matures three, four or five years from the Closing Date.  The variable funding notes will be funded through the bank multi-seller commercial paper market.  The assets of HVF, including the U.S. car rental fleet owned by HVF and the other assets that collateralize the U.S. Fleet Debt, will not be available to satisfy the claims of Hertz’s general creditors.   The following is a brief description of the ABS Indenture, ABS Supplement and the U.S. Fleet Debt issued thereunder.

Security

The U.S. Fleet Debt is secured by, among other things, a pledge in collateral owned by HVF, including substantially all of the U.S. car rental fleet that the Company uses in its daily rental operations, a lease agreement between Hertz and HVF and other related collateral agreements, as well as all monies on deposit from time to time in certain collection and cash collateral accounts and all proceeds thereof, and certain interest rate hedge agreements.

Interest

The various series of U.S. Fleet Debt have either fixed or floating rates of interest. The interest rate per annum applicable to any floating rate notes (other than any variable funding asset-backed debt) is based on a fluctuating rate of interest measured by reference to one-month LIBOR plus a spread, although HVF intends to maintain hedging transactions so that it will not be required to pay a rate in excess of 4.87% per annum in order to receive the LIBOR amounts due from time to time on such floating rate notes.  The interest rate per annum applicable to any variable funding asset-backed debt is either the blended average commercial paper rate, if funded through the commercial paper market, or if commercial paper is not being issued, the greater of the prime rate or the federal funds rate, or if requisite notice is provided, the Eurodollar rate plus a spread.

The U.S. Fleet Debt issued on the Closing Date has the benefit of financial guaranty insurance policies under which either MBIA Insurance Corporation or Ambac Assurance Corporation will guarantee the timely payment of interest on and ultimate payment of principal of such notes.

Covenants

HVF is subject to numerous restrictive covenants under the ABS Indenture and the other agreements governing the U.S. Fleet Debt, including restrictive covenants with respect to liens, indebtedness, benefit plans, mergers, disposition of assets, acquisition of assets, dividends, officers compensation, investments, agreements, the types of business it may conduct and other customary covenants for a bankruptcy-remote special purpose entity.

Events of Default and Amortization Events

The U.S. Fleet Debt is subject to events of default and amortization events that are customary in nature for U.S. rental car asset backed securitizations of this type, including non-payment of principal or interest, violation of covenants, material inaccuracy of representations or warranties, failure to maintain certain enhancement levels and insolvency or certain bankruptcy events. The occurrence of an amortization event or event of default could result in the acceleration of principal of the notes and a liquidation of the U.S. car rental fleet.

7.                                      International Fleet Debt

General

In connection with the Acquisition, certain of Hertz’s subsidiaries (substantially all of which are organized outside the United States), together with certain bankruptcy-remote special purpose entities (whether organized as Hertz’s direct or indirect subsidiaries or as non-affiliated “orphan” companies), or “SPEs,” entered into revolving bridge loan facilities providing commitments to lend, in various currencies an aggregate amount equivalent to approximately $2,900 million (using currency exchange rates in effect on November 22, 2005), subject to borrowing bases comprised of rental vehicles and related assets of certain of Hertz’s subsidiaries (substantially all of which are organized outside the United States) or one or more SPEs, as the case may be, and rental equipment and related assets of certain of Hertz’s subsidiaries organized outside North America or one or more SPEs, as the case may be.  As of the Closing Date, $1,781 million of International Fleet Debt was issued and outstanding under these facilities and there was $119 million of capital lease obligations.  At closing, Hertz utilized the proceeds from these financings to finance a portion for of the Transactions. These facilities are referred to collectively as the “International ABS Loan Facilities.”

The International ABS Loan Facilities consist of four tranches: (i) a Tranche A1 revolving bridge loan to one or more SPEs or subsidiaries conducting the vehicle rental business in each of Australia, Belgium, Canada, France, Germany, Italy, the Netherlands, Spain, Switzerland and, at Hertz’s option, the United Kingdom, or the “Tranche A International ABS Borrowers,” subject to borrowing bases comprised of the vehicles and related assets of each such borrower (or, in the case of a borrower that is a SPE on-lending loan proceeds to a fleet-owning SPE or subsidiary, as the case may be, the rental vehicles and related assets of such fleet-owning SPE or subsidiary); (ii) a Tranche A2 revolving bridge loan made on a subordinated basis to the Tranche A International ABS Borrowers, which, together with the Tranche A1 loans, are referred to as the “Tranche A Loans,” subject to borrowing bases comprised of the vehicles and related assets of each such borrower; (iii) a Tranche B revolving loan, or the “Tranche B Loan,” made to one or more SPEs or Hertz’s subsidiaries conducting the rental vehicle business in each of Brazil and New Zealand, subject to borrowing bases comprised of the rental vehicles and related assets of each such borrower (or, in the case of a borrower that is a SPE on-lending loan proceeds to a fleet-owning SPE or subsidiary, as the case may be, the rental vehicles and related assets of such fleet-owning SPE or subsidiary); and (iv) a Tranche C revolving loan made to one or more SPEs or subsidiaries involved in the equipment rental business in each of France and Spain, subject to borrowing bases comprised of the equipment rental and related assets of each such borrower, or the “Tranche C Loan” (or, in the case of a borrower that is a SPE on-lending loan proceeds to an equipment-owning SPE or subsidiary, as the case may be, the equipment rental and related assets of such equipment-owning SPE or subsidiary). A portion of the Tranche C Loan will be available for the issuance of letters of credit. The subsidiaries conducting the vehicle rental business in certain European jurisdictions may, at their option, continue to engage in certain capital lease financing outside the International ABS Loan Facilities.

The assets that collateralize the International ABS Loan Facilities will not be available to satisfy the claims of Hertz’s general creditors.

Maturity; Prepayments

The Tranche A Loans mature five years from the Closing Date. Subject to certain exceptions, the Tranche A Loans are subject to mandatory prepayment and reduction in commitment amounts equal to the net proceeds of the issuance of asset-backed securities or funding via an asset-backed commercial paper program or any other type of asset-based financing of the vehicles and related assets of the Tranche A International ABS Borrowers, or a “Tranche A Take-Out Financing.” The proceeds of any Tranche A Take-Out Financing will only be required to prepay and reduce the Tranche A2 loans to the extent exceeding amounts required to refinance in full the Tranche A1 loans.

The Tranche B Loans mature five years from the Closing Date. Subject to certain exceptions, the Tranche B Loans are subject to mandatory prepayment and reduction in commitment amounts equal to the net proceeds of (1) certain debt offerings by the Tranche B borrowers, (2) certain asset sales by the Tranche B borrowers and (3) (i) any Tranche A Take-Out Financing in excess of amounts needed to refinance in full the Tranche A Loans and the Tranche C Loans and  (ii) any Tranche C Take-Out Financing in excess of amounts needed to refinance in full the Tranche A Loans and the Tranche C Loans.

The Tranche C Loans mature five years from the Closing Date. Subject to certain exceptions, the Tranche C Loans are subject to mandatory prepayment and reduction in commitment amounts equal to the net proceeds of (1) certain debt offerings by the Tranche C borrowers, (2) certain asset sales by the Tranche C borrowers, (3) the issuance of asset-backed securities and/or funding via an asset-backed commercial paper program or any other type of asset-based financing of the equipment rental and related assets of the Tranche C borrowers, or a “Tranche C Take-Out Financing” and (4) any Tranche A Take-Out Financing in excess of amounts required to refinance in full the Tranche A Loans.

Guarantees; Security

The obligations of the borrowers under the International ABS Loan Facilities are guaranteed by Hertz International, Ltd. (“HIL”), a Delaware corporation organized as a foreign subsidiary holding company and a direct subsidiary of Hertz, and by the other borrowers and certain related entities under the applicable tranche, in each case subject to certain legal, tax, cost and other structuring considerations. The obligations and the guarantees of the obligations of the Tranche A International ABS Borrowers under the Tranche A2 loans are subordinated to the obligations and the guarantees of the obligations of such borrowers under the Tranche A1 loans in the manner and to the extent to be provided for in the definitive loan documentation.

Subject to legal, tax, cost and other structuring considerations and to certain exceptions, the International ABS Loan Facilities are secured by the assets of each borrower, certain related entities and each guarantor, including pledges of the capital stock of each borrower and certain related entities. The obligations of the Tranche A International ABS Borrowers under the Tranche A2 loans and the guarantees thereof will be secured on a junior second priority basis by any assets securing the obligations of the Tranche A International ABS Borrowers under the Tranche A1 loans and the guarantees thereof.

In addition, Hertz has guaranteed the obligations of its Brazilian subsidiary with respect to an aggregate principal amount of the Tranche B Loan in such Brazilian subsidiary not exceeding $52 million (or such other principal amount as may be agreed to by the relevant lenders). That guarantee will be secured equally and ratably with borrowings under the Senior Term Facility.

Interest

The interest rate per annum applicable to the Tranche A Loans is based on a fluctuating rate of interest measured by reference to one-month LIBOR or EURIBOR, as appropriate, plus a borrowing margin. The borrowing margins on Tranche A1 and Tranche A2 are subject to increase if HIL does not repay borrowings under Tranche A1 and Tranche A2, as applicable, within specified periods of time (generally, 15 months from the Closing Date) and upon the occurrence of certain other events.  The interest rate per annum applicable to the Tranche B Loans is based on a fluctuating rate of interest measured by reference to the relevant local currency base rates plus a borrowing margin determined on the Closing Date.  The interest rate per annum applicable to the Tranche C Loans is based on a fluctuating rate of interest measured by reference to one-month EURIBOR plus a borrowing margin.

Fees

The borrowers under each of Tranche A1, Tranche A2, Tranche B and Tranche C of the International ABS Loan Facilities will pay (1) fees on the unused commitments of the lenders under the applicable tranche, and (2) other customary fees and expenses in respect of the International ABS Loan Facilities.

Covenants

The International ABS Loan Facilities contain a number of covenants (including, without limitation, covenants customary for transactions similar to the International ABS Loan Facilities) that, among other things, limit or restrict the ability of HIL, the borrowers and the other subsidiaries of HIL to dispose of assets, incur additional indebtedness, incur guarantee obligations, create liens, make investments, make acquisitions, engage in mergers, make negative pledges, change the nature of their business or engage in certain transactions with affiliates.

In addition, HIL, the borrowers and the other subsidiaries of HIL are restricted from making dividends and other restricted payments (which may include payments of intercompany indebtedness) in an amount greater than a specified percentage of cumulative excess cash flow. Subject to certain exceptions, until the later of one year from the Closing Date and such time as 50% of the commitments under the facilities relating to the International Fleet Debt at the closing of the Acquisition have been replaced by permanent take-out international asset-based facilities, no such dividends will be permitted. Thereafter, excess cash flow will begin to accumulate, and the specified percentage will be between 50% and 100% of cumulative excess cash flow, based on the percentage of the International ABS Loan Facilities that have been replaced by permanent take-out financing.

Events of Default

The International ABS Loan Facilities contain customary events of default, including non-payment of principal, interest or fees, violation of covenants, misrepresentation, cross default and cross acceleration to certain other material indebtedness, insolvency or certain bankruptcy events, material qualification of HIL’s audited financial statements by its auditors, unlawfulness, illegality or repudiation of the International ABS Loan Facilities, material judgments and change of control.

8.                                      Stockholders Agreement

On the Closing Date, Holdings entered into a stockholders agreement (the “Stockholders Agreement”) with investment funds associated with or designated by the Sponsors.  The Stockholders Agreement contains agreements that entitle investment funds associated with each of the Sponsors to elect (or cause to be elected) all of Holdings’ directors.  The directors include three designees of an investment fund associated with CD&R (one of whom shall serve as the chairman), two designees of investment funds associated with The Carlyle Group and two designees of an investment fund associated with Merrill Lynch Global Private Equity, subject to adjustment in the case investment funds associated with or designated by the applicable Sponsor sell more than a specified amount of their shareholdings in Holdings.  The Stockholders Agreement grants to investment funds associated with the Sponsors special governance rights, including rights of approval over certain corporate and other transactions and certain rights regarding the appointment and removal of Hertz’s chief executive officer, for so long as they and other investment funds associated with or designated by the applicable Sponsor maintain certain specified minimum levels of shareholdings in Holdings. The Stockholders Agreement also gives investment funds associated with the Sponsors preemptive rights with respect to certain issuances of equity securities of Holdings and its subsidiaries, including Hertz, subject to certain exceptions, and contains restrictions on the transfer of shares of Holdings, as well as tag-along rights and rights of first offer.

9.                                      Consulting Agreements

On the Closing Date, Hertz entered into a consulting agreement (the “Consulting Agreement”) with Holdings and each of the Sponsors (or one of their affiliates), pursuant to which such Sponsor or its affiliate will provide Holdings, Hertz and Hertz’s subsidiaries with financial advisory and management consulting services.  Pursuant to the Consulting Agreement, Hertz will pay to each Sponsor or its affiliate an annual fee of $1 million for such services, plus expenses, unless the Sponsors unanimously agree to a higher amount, and Hertz may pay to them a fee for certain types of transactions that Holdings or its subsidiaries complete.  If an individual designated by CD&R serves as both Chairman of Hertz’s board of directors and interim Chief Executive Officer for any quarter, Hertz will pay CD&R a fee of $500,000 for that quarter.  In connection with the Acquisition, Hertz paid a fee of $25 million to each Sponsor and reimbursed certain expenses of the Sponsors and their affiliates.

10.                               Indemnification Agreements

On the Closing Date, Hertz entered into indemnification agreements with Holdings, the Sponsors and Holdings stockholders affiliated with the Sponsors, pursuant to which Holdings and Hertz will indemnify the Sponsors, the Holdings stockholders affiliated with the Sponsors and their respective affiliates, directors, officers, partners, members, employees, agents, representatives and controlling persons, against certain liabilities arising out of performance of the consulting agreements described in Section 9 of this Item 1.01 and certain other claims and liabilities.

11.                               Cash Recognition Awards

Following the Acquisition, Hertz’s board of directors approved a series of one-time cash awards to be paid to selected officers and employees of Hertz and certain of its subsidiaries in recognition of their efforts in connection with the consummation of the financing transactions related to the Acquisition.  The awards are expected to be paid on or before December 31, 2005 and total $2,510,000 in the aggregate.  Specifically, the following awards will be made to Hertz’s named executive officers: Craig Koch, Chief Executive Officer, $500,000; Paul Siracusa, Executive Vice President and Chief Financial Officer, $200,000; Gerald Plescia, Executive Vice President and President of Hertz Equipment Rental Corporation, $200,000; Joseph Nothwang, Executive Vice President and President of Vehicle Rental & Leasing, the Americas & Pacific, $150,000; and Michael Taride, Executive Vice President and President of Hertz Europe, Limited, $150,000.

12.                               CEO Arrangement

Craig Koch, Hertz’s Chief Executive Officer, previously announced his current intention to retire from Hertz effective January 1, 2007.  In connection therewith, and effective as of the consummation of the Acquisition, Mr. Koch and Holdings entered into an agreement providing for the following: (i) Mr. Koch will continue to receive his current base salary and employee benefits through December 31, 2006 and will receive a 2006 annual bonus equal to 1 times base salary, even if Holdings were to request that he retire from Hertz before that date, and, (ii) following his retirement from Hertz on or after January 1, 2007 (or earlier if so requested by Holdings), Mr. Koch will receive, in addition to all post-retirement benefits he has previously earned, a lump sum payment of $2.4 million in satisfaction of all of his then-outstanding award grants under Hertz’s Long-Term Incentive Plan and his benefits payable under Hertz’s Supplemental Retirement and Savings Plan or Hertz’s Supplemental Executive Retirement Plan will be calculated using the lower of the interest rate applicable at the time of his retirement and the interest rate that would have otherwise been applicable had Mr. Koch retired on December 31, 2005.

Item 1.02  Termination of a Material Definitive Agreement.

Tax Sharing Agreement with Ford

On December 21, 2005, in connection with the Acquisition, Hertz terminated its Tax Sharing Agreement with Ford, dated as of March 10, 1997.  The agreement provided for certain payments between Hertz and Ford in respect of consolidated income tax matters.  In connection with the termination of the agreement, all payables and receivables under the agreement between Hertz and Ford were cancelled, and neither party will have any future rights or obligations thereunder.

Interim Credit Facility

On November 23, 2005, Hertz and its subsidiary Hertz Canada Limited entered into a credit agreement with respect to an interim credit facility (the “Interim Credit Facility”) with JPMorgan Chase Bank, N.A. and JPMorgan Chase Bank, N.A., Toronto Branch as U.S. and Canadian administrative agents, respectively, Goldman Sachs Credit Partners L.P. and Citigroup Global Markets Inc. as co-syndication agents, Deutsche Bank Seurities Inc. and Sumitomo Mitsui Banking Corporation as co-documentation agents and J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P. and Citigroup Global Markets Inc. as joint bookrunners and lead arrangers and the lenders party thereto from time to time, pursuant to which an aggregate of up to $2,575 million was available under several facilities to refinance indebtedness outstanding under an existing credit facility and to use for general corporate purposes.  The Interim Credit Facility would have matured on February 28, 2006, unless extended.  All amounts outstanding under the Interim Credit Facility, including borrowings by Hertz Canada Limited which were fully and unconditionally guaranteed by Hertz, were repaid in connection with the Acquisition.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Sections 1, 2, 3, 4, 5, 6 and 7 of Item 1.01 are incorporated by reference to this Item 2.03.

Item 3.03  Material Modification to Rights of Security Holders.

As of September 30, 2005, Hertz had outstanding approximately $4,600 million aggregate principal amount of senior debt securities issued under, and subject to the terms of (i) an indenture, dated April 1, 1986, as amended and supplemented, between Hertz and JPMorgan Chase Bank, N.A., as trustee (the “1986 Senior Indenture”), (ii) an indenture, dated December 1, 1994, between Hertz and Wachovia Corporate Trust, as trustee (the “1994 Senior Indenture”), and (iii) an indenture, dated as of March 16, 2001, between Hertz and The Bank of New York, as trustee (the “2001 Senior Indenture” and, collectively with the 1986 Senior Indenture and the 1994 Senior Indenture, the “Hertz Senior Indentures.”)

The following series of notes were outstanding under the Hertz Senior Indentures immediately prior to the Acquisition: (1) 1986 Senior Indenture: 9% Senior Notes due November 1, 2009; (2) 1994 Senior Indenture:  6.50% Senior Notes due May 15, 2006, 6.30% Senior Notes due November 15, 2006, 7 5/8% Senior Notes due August 15, 2007, 6 5/8% Senior Notes due May 15, 2008, 6 1/4% Senior Notes due March 15, 2009, 7.40% Senior Notes due March 1, 2011, 7% Senior Notes due January 15, 2028; and (3) 2001 Senior Indenture: 4.7% Senior Notes due October 2, 2006, Floating Rate Notes due August 5, 2008, 6.350% Senior Notes due June 15, 2010, 7 5/8% Senior Notes due June 1, 2012, 6.9% Notes due August 15, 2014.

In connection with the Acquisition, Hertz made offers to purchase for cash and consent solicitations relating to each series of securities outstanding under the Hertz Senior Indentures. The purpose of the solicitation of consents was to amend each of the Hertz Senior Indentures to eliminate restrictive covenants and the cross-acceleration event of default, and to amend certain other provisions contained therein.

Hertz received the requisite consents with respect to each Hertz Senior Indenture to make the proposed amendments and Hertz entered into a supplemental indenture with respect to each Hertz Senior Indenture reflecting the proposed amendments, including the elimination of the restrictive covenants included therein.  Each such supplemental indenture became effective prior to, and operative upon, the Closing Date.

As of the Closing Date, Hertz had received tenders from holders of approximately $3,697 million of existing senior notes pursuant to the tender offers.

In connection with the Acquisition, Hertz also made offers to repurchase all of the existing €200 million of Euro medium term notes outstanding under its Euro Medium Term Note Program. As of the Closing Date, approximately €192 million of the existing Euro medium term notes had been tendered.

The tender offers for the Euro medium term notes and for approximately $405 million of the remaining outstanding existing senior notes expired on December 20, 2005 and the tender offers for approximately $405 million of the remaining outstanding existing senior notes expire on December 30, 2005.  If additional remaining Euro medium term notes and/or existing senior notes are tendered prior to the applicable expiration date of the tender offers, Hertz expects to fund the payment for such additional notes through cash on hand, borrowings under the Senior Term Facility or Senior ABL Facility and/or the issuance of additional debt securities, such as additional Senior Notes.

Item 5.01  Changes in Control of Registrant.

On the Closing Date, pursuant to the terms of the Stock Purchase Agreement, an indirect wholly-owned subsidiary of Holdings acquired all of the outstanding common stock of Hertz from Ford Holdings LLC, a subsidiary of Ford Motor Company.  Also in connection with the Acquisition, Holdings caused its indirect wholly-owned subsidiary, CCMG Acquisition Corp., to merge with and into Hertz.  Hertz was the surviving corporation in the Merger.  As a result of the Acquisition and the Merger, all of the outstanding common stock of Hertz is owned by an indirect wholly-owned subsidiary of Holdings. Investment funds associated with or designated by the Sponsors own all of the outstanding capital stock of Holdings.

The aggregate cash purchase price paid for all of the outstanding shares of Hertz’s common stock in the Merger was approximately $4,400 million. The aggregate purchase price and related fees and expenses were funded by the new financing described in Item 1.01 above, as well as by equity contributions from funds associated with or designated by the Sponsors.

Pursuant to the stockholders agreement described in Section 8 of Item 1.01 and other governing documents, investment funds associated with or designated by the Sponsors will have certain rights to designate the directors of Holdings and, indirectly, the directors of Hertz.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Acquisition, each of Donat R. Leclair, Greg C. Smith, Michael E. Bannister and Paul J. Siracusa voluntarily resigned from the board of directors of Hertz on the Closing Date.

Following these director resignations, each of the following was elected to our board of directors: George W. Tamke, Nathan K. Sleeper, David H. Wasserman, William E. Conway, Jr., Gregory S. Ledford, George A. Bitar and Robert F. End.  Mr. Tamke is an operating principal of CD&R, each of Mr. Sleeper and Mr. Wasserman is a financial principal of CD&R, each of Mr. Conway and Mr. Ledford is a managing director of The Carlyle Group and each of Mr. Bitar and Mr. End is a managing director of  Merrill Lynch Global Private Equity.  In addition, Mr. Craig R. Koch remains a director of Hertz.

In connection with the election of new directors to Hertz’s board of directors, Mr. Tamke was elected chairman of the board and the following board committees were formed:  an Audit Committee whose members are Messrs. Bitar, Ledford and Sleeper; an Executive Committee whose members are Messrs. Tamke, Conway, End and Koch; and a Compensation Committee whose members are Messrs. Conway, End and Wasserman.

Pursuant to the stockholders agreement described in Section 8 of Item 1.01 and other governing documents, investment funds associated with or designated by the Sponsors will have certain rights to designate the directors of Hertz and of Holdings.  As a result of their respective positions with each of the Sponsors, one or more of Messrs. Tamke, Sleeper, Wasserman, Conway, Ledford, Bitar and End may be deemed to have an indirect material interest in the Consulting Agreements entered into by Hertz and affiliates of each of the Sponsors on the Closing Date.  Accordingly the information set forth in Section 9 of Item 1.01 is incorporated by reference into this Item 5.02.

Although Mr. Koch will continue to serve as Chief Executive Officer of Hertz, he will no longer serve as chairman of the board of directors. Mr. Siracusa remains Executive Vice President and Chief Financial Officer of Hertz.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, Hertz amended and restated its by-laws in order to more closely conform its by-laws with the by-laws of Holdings and to separate the office of Chairman of the Board and Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION
(Registrant)

By:	/s/ Paul J. Siracusa
	Name:	Paul J. Siracusa
	Title:	Executive Vice President and Chief
Financial Officer

Date: December 28, 2005